UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 10, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

      On May 10, 2006, Pamela J. Keefe was appointed to serve as Vice President, Chief Financial Officer and Treasurer of Central Vermont Public Service Corporation effective June 5, 2006, as described in Item 5.02 of this Form 8-K report.

      Ms. Keefe and Central Vermont have agreed to the following compensation arrangements in connection with her service as Vice President, Chief Financial Officer and Treasurer:

      Ms. Keefe will be paid a base salary in the amount of $190,000 annually. Ms. Keefe will be eligible to participate in the annual Management Incentive Plan for 2006, targeted at 25% of annual base salary, prorated to reflect 6 months of service. Because Ms. Keefe is not eligible to participate in the Long-Term Incentive Program ("LTIP") until 2007, she will receive a grant of 1,000 shares of restricted stock with a three-year cliff vest, effective June 5, 2006. She will also be eligible to participate in the next three-year cycle of the Long-Term Incentive Plan, beginning in 2007. In addition, Ms. Keefe will receive a relocation bonus of $47,500. Upon eligibility and vesting, she will also be entitled to benefits under the Company's Redesigned Supplemental Executive Retirement Plan which makes up the difference caused by IRC restrictions between the pension plan and what she would have received without the imposed limits. Ms. Keefe will also be entitled to participate in employee benefit plans and programs, including life, disability and medical insurance, savings plan and other similar plans as the Company now has or may be established during the period in which she serves as CFO.

      Under the terms of the contract, Ms. Keefe will enter into a change in control agreement to which she will be entitled to receive, upon a "change in control" (as defined in the agreement), a lump sum payment equal to one times her average annual compensation for the preceding five or fewer years of service.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On May 10, 2006, Central Vermont Public Service Corporation, appointed Pamela J. Keefe as Vice President, Chief Financial Officer and Treasurer, effective June 5, 2006. The information under Item 1.01 of this report is incorporated in this Item 5.02(c) by reference. A copy of our news release announcing Ms. Keefe's appointment is attached as Exhibit 99.1 to this report.

      Ms. Keefe, 40, has served as Senior Director of Financial Strategy and Assistant Treasurer of IDX Systems Corporation ("IDX"), a manufacturer of medical systems software from April, 2003 until beginning her service with us. During her employment at IDX since 1997, she served in many professional capacities including from September 1999 to April 2003, as Director of Financial Planning and Analysis and from April 1999 to September 1999 as Manager of Revenue Analysis. She graduated from St. Michael's College with a Master of Science in Administration and received her B.A. majoring in economics/mathematics from St. Lawrence University.

Ms. Keefe does not have any family relationships with any of the directors or executive officers. Ms. Keefe is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description of Exhibit
99.1	Central Vermont's news release dated May 11, 2006.
SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Robert H. Young President and Chief Executive Officer

May 11, 2006
EXHIBIT INDEX
Exhibit Number	Description of Exhibit
99.1	Central Vermont's news release dated May 11, 2006.